SCHEDULE 14C INFORMATION

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Securities Exchange Act of 1934

(Amendment No. [    ])

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SEASONS SERIES TRUST

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SEASONS SERIES TRUST

SA Columbia Focused Growth Portfolio

SA Columbia Focused Value Portfolio

P.O. Box 15570

Amarillo, TX 79105-5570

[September 20], 2015

Dear Contract Owner:

You are receiving the enclosed information statement (the “Information Statement”) because you own shares in the SA Columbia Focused Growth Portfolio and/or the SA Columbia Focused Value Portfolio (each, a “Portfolio,” and collectively, the “Portfolios”), each a series of Seasons Series Trust (the “Trust”). The purpose of the Information Statement is to inform you that on May 27, 2015, the Board of Trustees of the Trust (the “Board”) approved the appointment of Columbia Management Investment Advisers, LLC (“Columbia”) as the new subadviser of each Portfolio, pursuant to a new subadvisory agreement between SunAmerica Asset Management, LLC (“SAAMCo”) and Columbia with respect to the Portfolios. Effective July 29, 2015, Columbia replaced Janus Capital Management, LLC (“Janus”) and Marsico Capital Management, LLC (“Marsico”) as subadviser to the SA Columbia Focused Growth Portfolio and J.P. Morgan Investment Management, Inc. (“JPMorgan”) and Northern Trust Investments, Inc. (“Northern Trust”) as subadviser to the SA Columbia Focused Value Portfolio. In connection with Columbia replacing Janus, Marsico, JPMorgan and Northern Trust as the subadvisers of the Portfolios, the Board also approved a change in each Portfolio’s name from the “Focus Growth Portfolio” and “Focus Value Portfolio” to the “SA Columbia Focused Growth Portfolio” and “SA Columbia Focused Value Portfolio,” respectively, along with certain corresponding changes to each Portfolio’s principal investment strategies and principal investment risks effective on July 29, 2015.

As a matter of regulatory compliance, the Information Statement describes, among other things, the changes to the Portfolios, including the Portfolios’ new management structure and the factors considered by the Board with respect to the approval of the new subadvisory agreement with Columbia. The fees and expenses you pay as an investor in each Portfolio will not increase as a result of the changes approved by the Board. Please read the Information Statement carefully.

This document is for your information only and you are not required to take any action. Should you have any questions about these changes or if we can be of service to you in any other way, please call our customer service center between the hours of 8:00 a.m. PST and 5:00 p.m. PST at (800) 445-7862. As always, we appreciate your confidence and trust and look forward to serving you in the future.

Sincerely,

/s/ Kathleen D. Fuentes Kathleen D. Fuentes Secretary Seasons Series Trust

SEASONS SERIES TRUST

SA Columbia Focused Growth Portfolio

SA Columbia Focused Value Portfolio

P.O. Box 15570

Amarillo, TX 79105-5570

INFORMATION STATEMENT

REGARDING IMPORTANT SUBADVISER CHANGES

This Information Statement is being provided to the shareholders of the SA Columbia Focused Growth Portfolio and the SA Columbia Focused Value Portfolio (each a “Portfolio,” and collectively, the “Portfolios”) in lieu of a proxy statement, pursuant to the terms of an exemptive order received by SunAmerica Asset Management, LLC (“SAAMCo”) from the Securities and Exchange Commission (the “Commission”), which allows SAAMCo to hire new subadvisers and make changes to existing subadvisory agreements on behalf of Seasons Series Trust (the “Trust”) with the approval of the Board of Trustees (the “Board” or the “Trustees”), but without obtaining shareholder approval. This Information Statement is being posted at www.aig.com/informationstatements on behalf of the Trustees of the Trust.

We are not asking for a proxy and you are requested not to send us a proxy. This document is for informational purposes only and you are not required to take any action.

Purpose of the Information Statement

At an in-person meeting held on May 27, 2015 (the “Meeting”), the Board, including a majority of the Trustees who are not “interested persons” of the Trust, as defined under Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Disinterested Trustees”), approved (1) a new subadvisory agreement (the “Subadvisory Agreement”) between SAAMCo, the Portfolios’ investment adviser, and Columbia Management Investment Advisers, LLC (“Columbia” or the “Subadviser”) with respect to each Portfolio; (2) the termination of each of the subadvisory agreements between SAAMCo and Janus Capital Management, LLC (“Janus”) and SAAMCo and Marsico Capital Management, LLC (“Marsico”) with respect to the SA Columbia Focused Growth Portfolio; and (3) the termination of each of the subadvisory agreements between SAAMCo and J.P. Morgan Investment Management, Inc. (“JPMorgan”) and SAAMCo and Northern Trust Investments, Inc. (“Northern Trust” and collectively with Janus, Marsico and JPMorgan, the “Previous Subadvisers”) with respect to the SA Columbia Focused Value Portfolio.

The transition from the Previous Subadvisers to Columbia occurred on July 29, 2015. The purpose of this Information Statement is to explain the changes to the Portfolios including, but not limited to, the terms of the Subadvisory Agreement, the factors considered by the Board in approving the Subadvisory Agreement, the subadvisory fees to be paid by each Portfolio under the Subadvisory Agreement, the amount of advisory fees to be retained by SAAMCo and information about other comparable funds managed by the Subadviser.

The Trust and the Adviser

Each Portfolio is an investment series of the Trust, a Massachusetts business trust. The Trust entered into an Investment Advisory and Management Agreement (the “Advisory Agreement”) with SAAMCo with respect to the Trust on January 1, 1999, as amended from time to time, which was last approved by the Board, including a majority of the Disinterested Trustees, at an in-person meeting held on October 8, 2014. SAAMCo is an investment adviser registered with the SEC and is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311-4992. SAAMCo, organized in 1982 under the laws of Delaware, is an indirect, wholly-owned subsidiary of American International Group, Inc.

As investment adviser, SAAMCo selects the subadvisers for each Portfolio, manages each Portfolio, provides various administrative services to each Portfolio and supervises each Portfolio’s daily business affairs, subject to oversight by the Board. The Advisory Agreement authorizes SAAMCo to retain subadvisers for the portfolios of the Trust for which it does not manage the assets. SAAMCo selects subadvisers it believes will provide the Portfolios with the highest quality investment services. SAAMCo monitors the activities of the subadvisers and, from time to time, will recommend the replacement of a subadviser on the basis of investment performance, style drift or other considerations. At the Meeting, SAAMCo recommended Columbia as the new subadviser to the Portfolios after conducting a management selection process.

The subadvisers to the Trust’s Portfolios, including Columbia, act pursuant to agreements with SAAMCo. Their duties include furnishing continuing advice and recommendations to the Portfolios regarding securities to be purchased and sold, selecting broker-dealers and negotiating commission rates for the Portfolios. The subadvisers are independent of SAAMCo and discharge their responsibilities subject to the policies of the Trustees and the oversight and supervision of SAAMCo, which pays the subadvisers’ fees. The Portfolios do not pay fees directly to a subadviser.

The Subadvisory Agreement

Columbia serves as subadviser to the Portfolios pursuant to the Subadvisory Agreement. Under the terms of the Subadvisory Agreement, and subject to the oversight and review of SAAMCo, Columbia will manage the investment and reinvestment of each Portfolio’s assets and will: (i) determine the securities and other investments to be purchased or sold and execute such documents on behalf of each Portfolio as may be necessary in connection therewith; (ii) provide SAAMCo with records concerning its activities which SAAMCo and/or the Trust are required to maintain; and (iii) render regular reports to SAAMCo and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities. The Subadvisory Agreement also provides that in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties thereunder, Columbia shall not be subject to liability to SAAMCo, the Portfolios, or to any shareholder of either Portfolio for any act or omission in rendering services under the Subadvisory Agreement, including, without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which the Subadvisory Agreement relates, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to Columbia’s receipt of compensation for services.

The Subadvisory Agreement shall continue in effect for an initial two-year term beginning July 29, 2015. Thereafter, its continuance must be approved annually in the manner required by the 1940 Act and the rules thereunder. The Subadvisory Agreement terminates automatically upon its assignment and is terminable at any time, without penalty, by the majority of the Board, the holders of a majority of the outstanding shares of each Portfolio, or by SAAMCo, on not less than 30 nor more than 60 days’ written notice.

The Subadvisory Agreement is substantially similar in all material respects to the previous subadvisory agreements with the Previous Subadvisers, except for: (i) the effective date and terms of the agreements; and (ii) the amount of the subadvisory fees. The Subadvisory Agreement will not result in an increase in fees to shareholders as SAAMCo, and not the Portfolios, is responsible for all fees payable pursuant to the Subadvisory Agreement. A copy of the Subadvisory Agreement is attached to this Information Statement as Exhibit A. The forgoing summary of the terms of the Subadvisory Agreement is qualified in its entirety by reference to the attached exhibits.

For the fiscal year ended March 31, 2015, SAAMCo received advisory fees from the SA Columbia Focused Growth Portfolio in the amount of $1,713,467 or 1.00% of the Portfolio’s average daily net assets. For the same period, SAAMCo paid subadvisory fees to Janus and Marsico in the aggregate amount of $794,714 or 0.46% of the average daily net assets of the Portfolio, and thus retained $918,753 or 54% of its advisory fee.

For the fiscal year ended March 31, 2015, SAAMCo received advisory fees from the SA Columbia Focused Value Portfolio in the amount of $2,831,823 or 0.99% of the Portfolio’s average daily net assets. For the same period, SAAMCo paid subadvisory fees to JPMorgan and Northern Trust in the aggregate amount of $1,097,724 or 0.38% of the average daily net assets of the Portfolio, and thus retained $1,734,099 or 61% of its advisory fee.

Pursuant to the Subadvisory Agreement, Columbia will consolidate the assets of the two Portfolios for the purposes of calculating the subadvisory fees to be paid by SAAMCo. The subadvisory fee rate payable by SAAMCo to Columbia is equal to an annual rate of 0.32% of average daily net assets of the Portfolios on the first $250 million, 0.27% on the next $250 million, 0.23% on the next $500 million and 0.20% thereafter. If, for the fiscal year ended March 31, 2015, Columbia had served as subadviser to the Portfolios for the entire period, SAAMCo would have paid subadvisory fees to Columbia in the aggregate amount of $1,357,127 or 0.30% of the combined average daily net assets of the Portfolios, and thus would have retained $3,188,103 or 0.70% of its advisory fee (exclusive of applicable fee waivers). The subadvisory fee rate payable to Columbia was negotiated at arms-length, based on a variety of factors, including the value of the services to be provided, the competitive environment in which the Portfolios will be marketed, the investment characteristics of each Portfolio relative to other similar funds and the fees charged to comparable products within the industry. There is no change in the advisory fee rate paid by each Portfolio as a result of the approval of Columbia as the subadviser to the Portfolios.

Information about the Subadviser

Columbia. Columbia is a registered investment adviser located at 225 Franklin Street, Boston, MA 02110. Columbia is a Minnesota limited liability company and is a wholly-owned subsidiary of Ameriprise Financial, Inc. (“Ameriprise”). Columbia commenced operations in 1985. As of June 30, 2015, accounts managed by Columbia had combined assets of approximately $343.73 billion.

The names and principal occupations of Columbia’s principal executive officers are set forth below.

Name and Address	Principal Occupation
Lee A. Faria 225 Franklin Street Boston, MA 02110	Vice President and Chief Compliance Officer

Paul B. Goucher 100 Park Avenue New York, NY 10017	Vice President, Chief Legal Officer and Assistant Secretary

Stephen J. Harasimowicz 225 Franklin Street Boston, MA 02110	Senior Vice President and Global Head of Trading

Amy Johnson 5228 Ameriprise Financial Center Minneapolis, MN 55474	Managing Director and Chief Operating Officer

Jeffrey Knight 225 Franklin Street Boston, MA 02110	Managing Director, Global Head of Investment Solutions and Head of Global Asset Allocation

Joseph D. Kringdon 225 Franklin Street Boston, MA 02110	Director, Managing Director and Head of Intermediary Distribution

William Landes, Ph. D. 225 Franklin Street Boston, MA 02110	Senior Vice President and Deputy Head of Global Investment Solutions

Colin J. Lundgren 5228 Ameriprise Financial Center Minneapolis, MN 55474	Managing Director and Head of Fixed Income

Robert K. McConnaughey 225 Franklin Street Boston, MA 02110	Managing Director and Global Head of Research

Brian J. McGrane 5228 Ameriprise Financial Center Minneapolis, MN 55474	Director, Executive Vice President and Chief Financial Officer

Melda Mergen 225 Franklin Street Boston, MA 02110	Director of U.S. Equity Investments

Colin Moore 225 Franklin Street Boston, MA 02110	Director, Executive Vice President and Global Chief Investment Officer

Jeffrey F. Peters 225 Franklin Street Boston, MA 02110	Director, Managing Director and Head of Global Institutional Distribution

Scott R. Plummer 5228 Ameriprise Financial Center Minneapolis, MN 55474	Senior Vice President, Head of Global Asset Management Legal and Assistant Secretary

William F. “Ted” Truscott 5228 Ameriprise Financial Center Minneapolis, MN 55474	President and Chairman of the Board

Amy L. Unckless 225 Franklin Street Boston, MA 02110	Director, Managing Director and Head of Private Wealth Management and Investment Only

No officers or Trustees of the Trust are officers, employees, directors, general partners or shareholders of Columbia or Ameriprise. No Trustee of the Trust has owned any securities, or has had any material interest in, or a material interest in a material transaction with Columbia or its affiliates since the beginning of each Portfolio’s most recent fiscal year.

Columbia is the investment adviser for other mutual funds and/or institutional accounts that have an investment objective similar to those of the Portfolios. The name of each such fund or account, together with information concerning the fund’s assets, and the advisory fee rate paid (as a percentage of average net assets) to Columbia for its management services, are set forth below.

Other Funds/Institutional Accounts	Assets as of March 31, 2015	Fee Rate (% of average daily net assets)
Columbia Select Large-Cap Value Fund of Columbia Funds Series Trust II	$1,006,539,812	0.710% on the first $500 million 0.660% on the next $500 million 0.565% on the next $2 billion 0.560% on the next $3 billion 0.540% over $6 billion

Columbia Select Large Cap Growth Fund of Columbia Funds Series Trust I	$7,079,842,918	0.770% on the first $500 million 0.720% on the next $500 million 0.670% on the next $500 million

0.620% on the next $1.5 billion 0.600% on the next $3 billion 0.580% on the next $6 billion 0.570% over $12 billion

Factors Considered by the Board

At the Meeting, the Board, including a majority of the Disinterested Trustees, approved the Subadvisory Agreement with respect to the Portfolios. As a result, effective July 29, 2015, Columbia assumed portfolio management responsibilities for each Portfolio.

In accordance with Section 15(c) of the 1940 Act, the Board requested, and SAAMCo and Columbia provided, materials relating to the Board’s consideration of whether to approve the Subadvisory Agreement. The Board also took into account presentations made at the Meeting by members of management as well as presentations made by representatives of Columbia who responded to questions posed by the Board and management. The Disinterested Trustees were separately represented by independent counsel in connection with their consideration of the approval of the Subadvisory Agreement. In determining whether to approve the Subadvisory Agreement, the Board, including the Disinterested Trustees, also considered the following information:

Nature, Extent and Quality of Services Provided by Columbia. The Board, including the Disinterested Trustees, considered the nature, extent and quality of services expected to be provided by Columbia with respect to each Portfolio, including investment management services such as investment research, advice and supervision, and determining which securities will be purchased or sold by each Portfolio, subject to the oversight and review of SAAMCo. In addition, the Board reviewed Columbia’s history, structure, size, visibility and resources, which are needed to attract and retain highly qualified investment professionals. The Board also reviewed the personnel that would be responsible for providing portfolio management services to the Portfolios. The Board concluded, based on the materials provided, discussions with Columbia representatives, and diligence conducted by management, that: (i) Columbia would be able to retain high quality portfolio managers and other investment personnel; (ii) Columbia would exhibit a high level of diligence and attention to detail in carrying out its responsibilities as a subadviser; and (iii) Columbia would be responsive to requests of the Board and of SAAMCo. The Board also considered that Columbia has developed internal policies and procedures for monitoring compliance with the investment objectives, policies and restrictions of each Portfolio. The Board further considered SAAMCo’s assessment of Columbia’s code of ethics, compliance and regulatory history and risk management processes. The Board also reviewed and considered Columbia’s compliance and regulatory history, including information about whether it has been involved in any litigation, regulatory actions or investigations that could impair its ability to serve as subadviser to the Portfolios. The Board concluded that there was no information provided that would potentially have a material adverse effect on Columbia’s ability to serve as a subadviser to the Portfolios.

The Board concluded that the nature and extent of services expected to be provided by Columbia under the Subadvisory Agreement were reasonable and appropriate in relation to the proposed subadvisory fees and that the quality of services was reasonably expected to be high.

Consideration of the Subadvisory Fee and the Cost of the Services to be Provided by Columbia. The Board, including the Disinterested Trustees, also received and reviewed information regarding the fees to be paid by SAAMCo to Columbia pursuant to the Subadvisory Agreement. The Board noted that the subadvisory fee to be paid by SAAMCo to Columbia pursuant to the Subadvisory Agreement would be lower than the aggregate subadvisory fees that were paid to the Previous Subadvisers pursuant to each respective subadvisory agreement between SAAMCo and each subadviser with respect to each Portfolio.

To assist in analyzing the reasonableness of the management fee for the Portfolios, the Board received reports independently prepared by Lipper, Inc. (“Lipper”), an independent third-party provider of mutual fund data, which contained comparative fee and expense information with respect to each Portfolio (which is based on estimated expense amounts) and a representative group of similar funds as determined by Lipper. In considering the reasonableness of the management fee to be paid by the Portfolios to SAAMCo, the Board reviewed a number of expense comparisons, including: (i) contractual and actual advisory fees; and (ii) total operating expenses. In considering the Portfolios’ projected total operating expenses, the Board analyzed the level of fee waivers and expense reimbursements contractually agreed upon by SAAMCo with respect to the Portfolios. The Board further considered that, unlike the funds in the Peer Group and Peer Universe, the fee waivers and/or reimbursements anticipated to be made by SAAMCo with respect to the Portfolio are only reflected in the total expenses category of the Lipper report, rather than also being reflected as specific management fee waivers in the actual management fees category of the Lipper report. As a result, the Board took into account that the actual management fees presented by Lipper for the funds in the Peer Group and Peer Universe may appear lower on a relative basis. The Board also considered the various expense components of each Portfolio and compared each Portfolio’s net expense ratio to those of other funds within its Peer Group and Peer Universe as a guide to help assess the reasonableness of the management fee for the Portfolio. The Board acknowledged that it was difficult to make precise comparisons with other funds in the Peer Group and Peer Universe since the exact nature of services provided under the various fund agreements is often not apparent. The Board noted, however, that the comparative fee information provided by Lipper, as a whole, was useful in assessing whether SAAMCo would be providing services at a cost that was competitive with other, similar funds. The Board took into account management’s discussion of the Portfolios’ proposed fees and anticipated expenses.

The Board also received and reviewed information regarding the subadvisory fee to be paid by SAAMCo to Columbia pursuant to the Subadvisory Agreement. To assist in analyzing the reasonableness of the subadvisory fee, the Board received a report prepared independently by Lipper. The report showed comparative fee information of each Portfolio’s Peer Group and Peer Universe that the Board used as a guide to help assess the reasonableness of the subadvisory fees. The Board noted that the Peer Group and Peer Universe information, as a whole, was useful in assessing whether Columbia was providing services at a cost that was competitive with other similar funds. The Board also considered that the subadvisory fee was paid by SAAMCo out of its advisory fee and not by the Portfolios, and that subadvisory fees may vary widely within a peer group for various reasons, including market pricing demands, existing relationships, experience and success, and individual client needs. The Board further noted that, at current asset levels, the subadvisory fee to be paid by SAAMCo to Columbia pursuant to the Subadvisory Agreement would be lower than the aggregate subadvisory fee paid to the Previous Subadvisers pursuant to the current subadvisory agreements between SAAMCo and the Previous Subadvisers with respect to each Portfolio. The Board also considered the amount of the subadvisory fees to be paid out by SAAMCo and the amount of the advisory fee that it would retain and determined that these amounts were reasonable in light of the services to be performed by SAAMCo and Columbia, respectively.

The Board also considered fees received by Columbia with respect to other mutual funds and accounts for which it serves as adviser or subadviser that have similar investment strategies to each Portfolio, and reviewed any relevant distinctions or differences with respect to such other mutual Portfolios or accounts.

Investment Performance. The Board, including the Disinterested Trustees, also considered performance data with respect to any other mutual funds or other accounts advised or subadvised by Columbia with similar investment objectives and/or strategies, as applicable. In considering this comparative performance, however, the Board also reviewed any relevant distinctions and differences, and acknowledged that past performance is not necessarily indicative of future results.

Profitability. The Board also considered SAAMCo’s profitability and the benefits SAAMCo and its affiliates would receive from its relationship with each Portfolio. The Board was provided with a profitability analysis that detailed the revenues that would be earned and the expenses that would be incurred by SAAMCo and its affiliates that provide services to the Portfolios. In particular, the Board considered the contractual fee waivers and/or expense reimbursements agreed to by SAAMCo with respect to the Portfolios.

The Board also reviewed financial statements and/or other reports from Columbia and considered whether Columbia had the financial resources necessary to attract and retain high quality investment management personnel and to provide high quality services to each Portfolio. The Board concluded that Columbia had the financial resources necessary to perform its obligations under the Subadvisory Agreement and would provide each Portfolio with high quality services. The Board also concluded that the subadvisory fees were reasonable in light of the factors discussed above.

Economies of Scale. The Board did not review specific information regarding whether there would be economies of scale with respect to Columbia’s management of the Portfolios because it regards that information as less relevant at the subadviser level. Rather, the Board noted that it considered information regarding economies of scale in the context of the renewal of the Advisory Agreement between the Trust and SAAMCo with respect to the Portfolios.

Other Factors. In consideration of the Subadvisory Agreement, the Board also received information regarding Columbia’s brokerage practices. The Board considered that SAAMCo and Columbia would be responsible for decisions to buy and sell securities for the Portfolios, selection of broker-dealers and negotiation of commission rates. The Board also considered that Columbia does not have any soft dollar arrangements and does not anticipate entering into any in the foreseeable future.

Conclusion. After a full and complete discussion, the Board approved the Subadvisory Agreement, for an initial term of two years beginning July 29, 2015. Based upon its evaluation of all these factors in their totality, the Board, including the Disinterested Trustees, was satisfied that the terms of the Subadvisory Agreement were fair and reasonable and in the best interests of the Portfolios and their shareholders. In arriving at a decision to approve the Subadvisory Agreement, the Board did not identify any single factor or group of factors as all-important or controlling, but considered all factors together, and each Disinterested Trustee may have attributed different weights to different factors. The Disinterested Trustees were also assisted by the advice of independent legal counsel in making this determination.

Ownership of Shares

As of July 31, 2015, all shares of the Portfolios were owned directly by the separate accounts of American General Life Insurance Company (“American General”) or affiliated mutual funds. The following shareholders directly owned 5% or more of the indicated shares outstanding as of July 31, 2015:

Portfolio and Class	Name of Owner	Shares	Percentage of Class
Focus Growth Portfolio Class 1	SunAmerica Dynamic Allocation Portfolio	9,925,509	98.81%
Focus Growth Portfolio Class 2	American General	3,033,258	100%
Focus Growth Portfolio Class 3	American General	2,518,008	67.76%
Focus Growth Portfolio Class 3	Allocation Balanced Portfolio	205,216	5.52%
Focus Growth Portfolio Class 3	Allocation Moderate Growth Portfolio	552,755	14.87%
Focus Growth Portfolio Class 3	Allocation Moderate Portfolio	255,557	6.88%
Focus Value Portfolio Class 1	SunAmerica Dynamic Allocation Portfolio	9,939,431	64.63%
Focus Value Portfolio Class 1	SunAmerica Dynamic Strategy Portfolio	5,430,391	35.31%
Focus Value Portfolio Class 2	American General	884,013	100%
Focus Value Portfolio Class 3	American General	758,409	41.70%
Focus Value Portfolio Class 3	Allocation Balanced Portfolio	198,455	10.91%
Focus Value Portfolio Class 3	Allocation Growth Portfolio	102,457	5.63%
Focus Value Portfolio Class 3	Allocation Moderate Growth Portfolio	483,971	26.61%
Focus Value Portfolio Class 3	Allocation Moderate Portfolio	249,903	13.74%

American General is a stock life insurance company organized under the laws of the state of Texas and its address is 2727-A Allen Parkway, Houston, Texas 77019. Allocation Balanced Portfolio, Allocation Moderate Growth Portfolio and Allocation Moderate Portfolio are each a series of the Trust and their address is P.O. Box 15570 Amarillo, TX 79105-5570. SunAmerica Dynamic Allocation Portfolio and SunAmerica Dynamic Strategy Portfolio are each a series of SunAmerica Series Trust and their address is 1999 Avenue of the Stars, 27th Floor, Los Angeles, CA 90067.

To SAAMCo’s knowledge, no other person was known by the Portfolios to own a variable annuity contract and/or variable life insurance policy or interests therein of more than 5% of any class of the outstanding shares of either Portfolio. The Trustees and officers of the Trust and members of their families as a group beneficially owned less than 1% of the beneficial interest of each Portfolio as of July 31, 2015.

Brokerage Commissions

For the fiscal year ended March 31, 2015, SA Columbia Focused Value Portfolio paid $34 to J.P. Morgan Securities, Inc., an affiliate of JPMorgan, one of the Portfolio’s former subadvisers.

Other Service Agreements

For the fiscal year ended March 31, 2015, the SA Columbia Focused Growth Portfolio and the SA Columbia Focused Value Portfolio paid an aggregate amount of $176,669 and $119,381, respectively, in shareholder services fees to American General Life Insurance Company and The United States Life Insurance Company in the City of New York, each of which are affiliates of SAAMCo, the Portfolios’ adviser. In addition, the SA Columbia Focused Growth Portfolio and the SA Columbia Focused Value Portfolio paid $1,979 and $2,199 to VALIC Retirement Services

Company (“VRSCO”) for transfer agency services during the fiscal year ended March 31, 2015. VRSCO is also an affiliate of SAAMCo and is located at 2929 Allen Parkway, Houston, Texas 77019. The Portfolios do not have a principal underwriter.

Shareholder Reports

Copies of the most recent annual and semi-annual reports of the Trust are available without charge and may be obtained by writing the Trust at P.O. Box 15570, Amarillo, TX 79105-5570 Attn: Annuity Service Center or by calling (800) 445-7862.

Shareholder Proposals

The Trust is not required to hold annual shareholder meetings. If a shareholder wishes to submit proposals for consideration at a future shareholder meeting, the Trust must receive the proposal a reasonable time before the solicitation is to be made. Written proposals should be sent to Kathleen D. Fuentes, Esq., Secretary of Seasons Series Trust, 2919 Allen Parkway, Houston, Texas 77019.

By Order of the Board of Trustees,

/s/ Kathleen D. Fuentes
Kathleen D. Fuentes
Secretary
Seasons Series Trust

Dated: [September 20], 2015

Exhibit A

SUBADVISORY AGREEMENT

This SUBADVISORY AGREEMENT is dated as of July 29, 2015 by and between SUNAMERICA ASSET MANAGEMENT, LLC, a Delaware limited liability company (the “Adviser”), and COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC, a Minnesota limited liability company (the “Subadviser”).

WITNESSETH:

WHEREAS, the Adviser and Seasons Series Trust, a Massachusetts business trust (the “Trust”), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the “Advisory Agreement”), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust, and pursuant to which the Adviser may delegate one or more of its duties to a Subadviser; and

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “Act”), as an open-end management investment company and may issue shares of beneficial interest, par value $.01 per share, in separately designated portfolios representing separate funds with their own investment objectives, policies and purposes; and

WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory services to the investment portfolio(s) of the Trust listed on Schedule A attached hereto (the “Portfolio(s)”), and the Subadviser is willing to furnish such services;

NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

1. Duties of the Subadviser. The Adviser hereby engages the services of the Subadviser in furtherance of its Investment Advisory and Management Agreement with the Trust. Pursuant to this Subadvisory Agreement and subject to the oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of the assets of each Portfolio. The Subadviser will determine, in its discretion and subject to the oversight and review of the Adviser, the securities and other investments to be purchased or sold, will provide the Adviser with records concerning its activities which the Adviser or the Trust is required to maintain, and will render regular reports to the Adviser and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities as may be reasonably requested from time to time. The Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the Trustees of the Trust and in compliance with such policies as the Trustees of the Trust may from time to time establish, and in compliance with (a) the objectives, policies, restrictions and limitations for the Portfolio(s) as set forth in the Trust’s current prospectus and statement of additional information; and (b) applicable laws and regulations.

The Subadviser represents and warrants to the Adviser that, in performing its responsibilities hereunder, each Portfolio will at all times be operated and managed (a) in compliance with all applicable federal and state laws, including securities, commodities and banking laws, governing its operations and investments; (b) so as not to jeopardize either the treatment of the variable annuity contracts which offer the Portfolio(s) (the “Contracts”) as annuity contracts for purposes of the Internal Revenue Code of 1986, as amended (the “Code”), or the eligibility of the Contracts to qualify for sale to the public in any state where they may otherwise be sold; and (c) to minimize any taxes and/or penalties payable by the Trust or the Portfolio(s). Without limiting the foregoing, the Subadviser represents and warrants that it will manage each Portfolio in compliance with (a) the applicable provisions of Subchapter M, chapter 1 of the Code (“Subchapter M”) for each Portfolio to be treated as a “regulated investment company” under Subchapter M; (b) the diversification requirements specified in the Internal Revenue Service’s regulations under Section 817(h) of the Code; (c) the provisions of the Act and rules adopted thereunder; (d) applicable state insurance laws as communicated by Adviser to Subadviser in writing; (e) the objectives, policies, restrictions and limitations for the Portfolio(s) as set forth in the Trust’s current prospectus and statement of additional information as most recently provided by the Adviser to the Subadviser; and (f) the policies and procedures as adopted by the Trustees of the Trust as most recently provided by the Adviser to the Subadviser. The Subadviser shall furnish information to the Adviser, as requested, for purposes of compliance with the distribution requirements necessary to avoid payment of any excise tax pursuant to Section 4982 of the Code.

The Subadviser further represents and warrants that to the extent that any statements or omissions made in any Registration Statement for the Contracts or shares of the Trust, or any amendment or supplement thereto, are made in reliance upon and in conformity with information furnished by the Subadviser expressly for use therein, such Registration Statement and any amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder (the “1933 Act”) and the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

The Subadviser agrees: (a) to maintain a level of errors and omissions or professional liability insurance coverage that, at all times during the course of this Agreement, is appropriate given the nature of its business, and (b) from time to time and upon reasonable request, to supply evidence of such coverage to the Adviser.

The Subadviser accepts such employment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.

Adviser acknowledges that Subadviser shall have no responsibility to vote proxies with respect to companies whose securities are held in that portion of the Portfolio(s) allocated to it by Adviser. Subadviser shall not be responsible for pursuing rights, including class action settlements, relating to the purchase, sale, or holding of securities by the Portfolio(s); provided, however, that Subadviser shall provide notice to Adviser of any such potential claim of which it becomes aware and reasonably cooperate with Adviser in any possible proceeding.

In rendering the services required under this Agreement, Subadviser may, consistent with applicable law and regulations, from time to time, employ, delegate, or associate with itself such affiliated or unaffiliated person or persons as it believes necessary to assist it in carrying out its obligations under this Agreement; provided, however, that in each such instance Subadviser shall provide prior written notice to Adviser. Subadviser represents that any party to whom it delegates authority with respect to the services to be provided under this Agreement shall be bound by a duty of confidentiality to the Subadviser that is no less restrictive than the duties required of the Subadviser under this Agreement. The power to delegate duties under this Agreement shall not relieve the Subadviser of any liability for such delegate’s acts, that if done by the Subadviser, would result in liability to the Subadviser.

Subadviser does not warrant that the portion of the assets of the Portfolio(s) managed by Subadviser will achieve any particular rate of return or that its performance will match that of any benchmark index or other standard or objective.

Adviser has delivered or will deliver to Subadviser current copies of the Trust’s Prospectus and Statement of Additional Information, and all applicable supplements thereof, and will promptly deliver to Subadviser all future amendments and supplements, if any.

Adviser will provide Subadviser access to a list of the affiliates of Adviser or the Portfolio(s) to which investment restrictions apply, which list will specifically identify (a) all companies in which the Portfolio(s) may not invest, together with ticker symbols and/or CUSIP numbers for all such companies, and (b) any affiliated brokers and any restrictions that apply to the use of those brokers by the Portfolio(s). Adviser will notify Subadviser any time a change to such list is made.

The Subadviser also represents and warrants that in furnishing services hereunder, the Subadviser will not consult with any other subadviser of the Portfolios or other series of the Trust, to the extent any other subadvisers are engaged by the Adviser, or any other subadvisers to other investments companies that are under common control with the Trust, concerning transactions of the Portfolios in securities or other assets, other than for purposes of complying with the conditions of paragraphs (a) and (b) of rule 12d3-1 under the Act.

2. Portfolio Transactions. (a) The Subadviser is responsible for decisions to buy or sell securities and other investments for the assets of each Portfolio, broker-dealers, and negotiation of brokerage commission; provided, however, that such orders shall be consistent with Subadviser’s brokerage policy; conform with federal securities laws; and be consistent with seeking best execution. Subject to such policies as the Trustees may determine and, consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Subadviser’s having caused a Portfolio to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that the execution was appropriate or the amount of commission was reasonable in relation to the value of the brokerage and/or research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Subadviser’s overall responsibilities with respect to such Portfolio and to other clients as to which the Subadviser exercises investment discretion. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the Act and Rule 17e-1 thereunder, the Subadviser may engage its affiliates, the Adviser and its affiliates or any other subadviser to the Trust and its respective affiliates, as broker-dealers to effect portfolio transactions in securities and other investments for a Portfolio. The Subadviser will promptly communicate to the Adviser and to the officers and the Trustees of the Trust such information relating to portfolio transactions as they may reasonably request. To the extent consistent with applicable law, the Subadviser may aggregate purchase or sell orders for the Portfolio with contemporaneous purchase or sell orders of other clients of the Subadviser or its affiliated persons. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser determines to be equitable and consistent with its and its affiliates’ fiduciary obligations to the Portfolio and to such other clients. The Adviser hereby acknowledges that such aggregation of orders may not result in more favorable pricing or lower brokerage commissions in all instances.

(b) Notwithstanding Section 2(a) above, for such purposes as obtaining investment research products and services, covering fees and expenses, the Adviser may direct the Subadviser to effect a specific percentage of a Portfolio’s transactions in securities and other investments to certain broker-dealers. In designating the use of a particular broker-dealer, the Adviser and Subadviser acknowledge:

(1)

All brokerage transactions are subject to best execution. As such, Subadviser will use its best efforts to direct non-risk commission transactions to a particular broker-dealer designated by the Adviser provided that the Subadviser obtains best execution;

(2)

Such direction may result in the Subadviser paying a higher commission, depending upon the Subadviser’s arrangements with the particular broker-dealer, or such other factors as market conditions, share values, capabilities of the particular broker-dealer, etc.;

(3)

If the Subadviser directs payments of an excessive amount of commissions, the executions may not be accomplished as rapidly. In addition, the Subadviser may forfeit the possible advantage derived from the aggregation of multiple orders as a single “bunched” transaction where Subadviser would, in some instances, be in a better position to negotiate commissions; and

(4)

Subadviser does not make commitments to allocate fixed or definite amounts of commissions to brokers. As such the Subadviser may be unable to fulfill the Adviser’s request for direction due to the reasons stated above.

3. Compensation of the Subadviser. The Subadviser shall not be entitled to receive any payment from the Trust and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder. As full compensation for the Subadviser under this Agreement, the Adviser agrees to pay to the Subadviser a fee at the annual rates set forth in Schedule A hereto with respect to the assets managed by the Subadviser for each Portfolio listed thereon. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365 applied to each prior days’ net assets in order to calculate the daily accrual). For purposes of calculating the Subadviser’s fee, the average daily net asset value of a Portfolio shall mean the average daily net assets for which the Subadviser actually provides advisory services, and shall be determined by taking an average of all determinations of such net asset value during the month. If the Subadviser shall provide its services under this Agreement for less than the whole of any month, the foregoing compensation shall be prorated.

4. Reports. The Adviser and the Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of their financial statements, and such other information with regard to their affairs and that of the Trust as each may reasonably request.

5. Status of the Subadviser. The services of the Subadviser to the Adviser and the Trust are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

6. Certain Records. The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the Act, all records relating to the investments of the Portfolio(s) that are required to be maintained by the Trust pursuant to the requirements of Rule 31a-1 of that Act. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Act which are prepared or maintained by the Subadviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust or the Adviser on request.

The Subadviser agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Trust’s auditors, the Trust or any representative of the Trust, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Trust.

7. Reference to the Subadviser. Neither the Trust nor the Adviser or any affiliate or agent thereof shall make reference to or use the name of the Subadviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Subadviser, which approval shall not be unreasonably withheld.

8. Liability of the Subadviser. (a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties (“disabling conduct”) hereunder on the part of the Subadviser (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser), the Subadviser shall not be subject to liability to the Adviser (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Adviser) for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Adviser shall indemnify the Subadviser (and its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from Subadviser’s rendering of services under this Agreement.

(b) The Subadviser agrees to indemnify and hold harmless the Adviser (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Adviser) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Adviser and/or the Trust and their affiliates or such directors/trustees, officers or controlling persons become subject under the 1933 Act, under other statutes, at common law or otherwise, arising out of or resulting from any disabling conduct on the part of the Subadviser, including but not limited to any material failure by the Subadviser to comply with the provisions and representations and warranties set forth in Section 1 of this Agreement which arises out of or results from Subadviser’s disabling conduct; provided, however, that in no case is the Subadviser’s indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligations and duties under this Agreement.

9. Term of the Agreement. This Agreement shall continue in full force and effect with respect to each Portfolio until two years from the date hereof, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Portfolio voting separately from any other series of the Trust.

With respect to each Portfolio, this Agreement may be terminated at any time, without payment of a penalty by the Portfolio or the Trust, by vote of a majority of the Trustees, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Portfolio, voting separately from any other series of the Trust, or by the Adviser, on not less than 30 nor more than 60 days’ written notice to the Subadviser. With respect to each Portfolio, this Agreement may be terminated by the Subadviser at any time, without the payment of any penalty, on 90 days’ written notice to the Adviser and the Trust. The termination of this Agreement with respect to any Portfolio or the addition of any Portfolio to Schedule A hereto (in the manner required by the Act) shall not affect the continued effectiveness of this Agreement with respect to each other Portfolio subject hereto. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act). This Agreement will also terminate in the event that the Advisory Agreement by and between the Trust and the Adviser is terminated. Notwithstanding the foregoing, in the event the Securities and Exchange Commission issues an order conditionally or unconditionally exempting such assignment from the provisions of Section 15(a) of the Act, this Agreement shall continue in full force and effect, subject to any terms or conditions of such order.

10. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

11. Amendments. This Agreement may be amended by mutual consent in writing, but the consent of the Trust must be obtained in conformity with the requirements of the Act.

12. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

13. Personal Liability. The Declaration of the Trust establishing the Trust (the “Declaration”), is on file in the office of the Secretary of the Commonwealth of Massachusetts, and, in accordance with that Declaration, no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the “Trust Property,” as defined in the Declaration, only shall be liable.

14. Separate Series. Pursuant to the provisions of the Declaration, each Portfolio is a separate series of the Trust, and all debts, liabilities, obligations and expenses of a particular Portfolio shall be enforceable only against the assets of that Portfolio and not against the assets of any other Portfolio or of the Trust as a whole.

15. Confidentiality. The Subadviser will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement or as reasonably required to execute transactions on behalf of the Portfolios, and will keep confidential any non-public information obtained directly as a result of this service relationship, and the Subadviser shall disclose such non-public information only if the Adviser or the Board of Trustees has authorized such disclosure by prior written consent, or if such information is or hereafter otherwise is known by the Subadviser or has been disclosed, directly or indirectly, by the Adviser or the Trust to others becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or to the extent such disclosure is reasonably required by auditors or attorneys of the Subadviser in connection with the performance of their professional services or as may otherwise be contemplated by this Agreement. Notwithstanding the foregoing, the Subadviser may disclose the total return earned by the Portfolios and may include such total return in the calculation of composite performance information.

16. Notices. All notices shall be in writing and deemed properly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

Subadviser:	Columbia Management Investment Advisers, LLC
225 Franklin Street
BX32-01737
Boston, MA 02110
Attention: Head of Institutional

Adviser:	SunAmerica Asset Management, LLC
Harborside Financial Center
3200 Plaza 5
Jersey City, NJ 07311
Attention: Gregory N. Bressler
Senior Vice President and
General Counsel

with a copy to:	SunAmerica Retirement Markets
1999 Avenue of the Stars, 27th Floor
Los Angeles, CA 90067-6022
Attention: Mallary L. Reznik
Senior Vice President and
General Counsel

IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

SUNAMERICA ASSET MANAGEMENT. LLC

By:	/s/ PETER A. HARBECK
Name:	Peter A. Harbeck
Title:	President and Chief Executive Officer

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ JOSEPH KRINGDON
Name:	Joseph Kringdon
Title:	Managing Director, Head of Intermediary
Distribution

SCHEDULE A

Portfolio(s)	Annual Fee (as a percentage of the average daily net assets the Subadviser manages in the portfolio)

SA Columbia Focused Growth Portfolio[1]	0.32% for the first $250 million 0.27% on the next $250 million 0.23% on the next $500 million 0.20% thereafter

SA Columbia Focused Value Portfolio[1]	0.32% for the first $250 million 0.27% on the next $250 million 0.23% on the next $500 million 0.20% thereafter

[1]	Subadviser shall be paid a composite fee based on the aggregate assets for the Portfolios it manages for Seasons Series Trust.

SEASONS SERIES TRUST

P.O. Box 15570

Amarillo, TX 79105-5570

SA Columbia Focused Growth Portfolio

SA Columbia Focused Value Portfolio

(each a “Portfolio” and collectively, the “Portfolios”)

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF

INFORMATION STATEMENT

(the “Notice”)

The Information Statement referenced in this Notice is available at

www.aig.com/informationstatements

This Notice is to inform you that an information statement (the “Information Statement”) regarding the changes in the Portfolios’ subadvisers is now available at the website referenced above. The Portfolios are series of Seasons Series Trust (the “Trust”). Please note that this Notice is only intended to provide an overview of the matter covered in the Information Statement. We encourage you to access SunAmerica’s website to review a complete copy of the Information Statement, which contains important information about the changes.

As discussed in the Information Statement, on May 27, 2015, the Board of Trustees of the Trust approved the appointment of Columbia Management Investment Advisers, LLC (“Columbia”) as the new subadviser of each Portfolio, pursuant to a new subadvisory agreement between SunAmerica Asset Management, LLC (“SunAmerica”) and Columbia with respect to the Portfolios. Effective July 29, 2015, Columbia replaced Janus Capital Management, LLC and Marsico Capital Management, LLC as subadviser to the SA Columbia Focused Growth Portfolio and J.P. Morgan Investment Management, Inc. and Northern Trust Investments, Inc. as subadviser to the SA Columbia Focused Value Portfolio.

The Trust has received an exemptive order from the Securities and Exchange Commission which allows SunAmerica, subject to certain conditions, to enter into and materially amend subadvisory agreements without obtaining shareholder approval. As required by this exemptive order, a fund is required to provide information to shareholders about a new subadviser or change in an existing subadvisory agreement within 60 days of the hiring of any new subadviser or change in any existing subadvisory agreement. The Information Statement is designed to satisfy this requirement.

This Notice is being mailed on or about [September 20], 2015, to all participants in a contract who were invested in the Portfolios as of the close of business on July 31, 2015. A copy of the Information Statement will remain on American International Group, Inc.’s website until at least [September 20], 2016, and shareholders can request a complete copy of the Information Statement until [September 20], 2016.

You can obtain a paper copy of the complete Information Statement, without charge, by writing the Trust at P.O. Box 15570, Amarillo, TX 79105-5570 or by calling (800) 445-7862. You may also have an electronic copy of the Information Statement sent to you without charge by sending an email request to the Trust at webmaster@sunamerica.com. You can request a complete copy of the Information Statement until [September 20], 2016. To ensure prompt delivery, you should make your request no later than [September 20], 2016. Please note that you will not receive a paper copy unless you request it.

This Notice and the Information Statement are for your information only and you are not required to take any action.